Exhibit 107
Calculation of Filing Fee Tables

Form S-3
(Form Type)

Via Renewables, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Class A Common Stock	Rule 457(o)	(1)	(2)	(2)
	Equity	Preferred Stock	Rule 457(o)	(1)	(2)	(2)
	Equity	Depositary Shares(3)	Rule 457(o)	(1)	(2)	(2)
	Other	Warrants	Rule 457(o)	(1)	(2)	(2)
	Other	Units	Rule 457(o)	(1)	(2)	(2)
	Unallocated (Universal) Shelf	--	Rule 457(o)	$200,000,000(1)		$200,000,000(4)	$92.70 per $1,000,000	$18,540.00
	Equity	Class A Common Stock	Rule 457(c)	20,800,000(1)	(5)	$168,272,000(6)	$92.70 per $1,000,000	$15,598.81
Fees Previously Paid	--	--	--	--	--	--		--
Carry Forward Securities
Carry Forward Securities	--	--	--	--		--			--	--	--	--
	Total Offering Amounts					$368,272,000(1)(2)(4)		$34,138.81
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$34,138.81(7)
	Net Fee Due							$0.00(7)

Table 2: Fee Offset Claims and Sources

#100561945v5

Exhibit 107

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b) and 0-11(a)(2)
Fee Offset Claims		--	--	--			--
Fee Offset Sources	--	--	--		--						--
Rule 457(p)
Fee Offset Claims	Spark Energy, Inc.(8)	S-3	333-233863	September 20, 2019		$34,138,81(7)	Unallocated (Universal) Shelf and Equity	Unallocated (Universal) Shelf and Class A Common Stock	Unallocated (Universal) Shelf and Class A Common Stock	$410,184,000(7)
Fee Offset Sources	Spark Energy, Inc.(8)	S-3	333-233863		September 20, 2019						$17,058.90
Fee Offset Sources	Spark Energy, Inc.(8)	S-3	333-214023		October 7, 2016						$45,403.70
Fee Offset Sources	Spark Energy, Inc.(8)	S-3	333-206391		August 14, 2015						$18,712.00

(1)There are being registered hereunder by Via Renewables, Inc. (the “Registrant”) (i) an unspecified number or aggregate principal amount (as applicable) of the Registrant’s Class A common stock, par value $0.01 per share (the “Class A common stock”), preferred stock, depositary shares, and warrants to purchase shares of Class A common stock, preferred stock or any combination of the foregoing, and units comprising one or more of the foregoing securities (the “Primary Securities”), each as may from time to time be offered at unspecified prices, with the maximum aggregate offering price of such securities not to exceed $200,000,000, and (ii) up to 20,800,000 shares of Class A common stock as may from time to time be offered and sold by the selling stockholders (the “Secondary Securities”). Also registered hereunder are an indeterminate amount of securities that may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder, including any applicable anti-dilution provisions. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of shares of Class A common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.

(2)The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3)Depositary shares will represent fractional interests in the preferred stock registered hereby.

(4)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. No separate consideration will be received for shares of Class A common stock that are issued upon conversion of preferred stock or upon exercise of warrants registered hereunder. The aggregate maximum offering price of the Primary Securities will not exceed $200,000,000.

(5)With respect to the Secondary Securities, the proposed maximum offering price per share of Class A common stock will be determined from time to time in connection with, and at the time of, the sale by the holder of such securities.

(6)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The Proposed Maximum Offering Price Per Unit for the Secondary Securities is based on the average of the high and low prices reported for the Registrant’s Class A common stock as reported on the NASDAQ Global Select Market on July 29, 2022.

(7)The Registrant previously registered $410,184,000 in aggregate offering price of securities pursuant to the Registration Statement on Form S-3 (File Number 333-233863) filed on September 20, 2019, as amended by Amendment No. 1 filed on October 10, 2019 (the “2019 Registration Statement”), which included $410,184,000 in aggregate offering price of securities that were previously registered by the Registrant on the Registration Statement on Form S-3 (File Number 333-214023) filed on October 7, 2016 (the “2016 Registration Statement”) that were carried forward pursuant to Rule 415(a)(6) of the Securities Act, and which 2016 Registration Statement included $161,035,000 in aggregate offering price of securities that were previously registered by the Registrant on the Registration Statement on Form S-3 (File Number 333-206391) filed on August 14, 2015, as amended by Amendment No. 1 filed on December 11, 2015, and further amended by Amendment No. 2 filed on December 22, 2015 (the “2015 Registration Statement” and, together with the 2019 Registration Statement and 2016 Registration Statement, the “Prior Registration Statements”) that were carried forward pursuant to Rule 415(a)(6) of the Securities Act. The Registrant is offsetting the registration fee due hereunder by $34,138.81 that was previously paid with respect to $410,184,000 in aggregate offering price of securities that were previously registered under the Prior Registration Statements and remain unsold (the “Unsold Securities”), pursuant to Rule 457(p) under the Securities Act. The Registrant previously paid aggregate filing fees of $56,955.99 with respect to the Unsold Securities. The Registrant has terminated the offerings of the Unsold Securities. For the reasons stated above, the net registration fee paid in connection with this Registration Statement on Form S-3 is $0.00.

(8)Prior name of Registrant.

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Exhibit 107

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